UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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LINKEDIN CORPORATION
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Title: Microsoft to acquire LinkedIn

Description: Microsoft CEO Satya Nadella and LinkedIn CEO Jeff Weiner sit down to discuss Microsoft’s acquisition of LinkedIn.

https://www.yousendit.com/download/cUJYeW4xaTFsUjhsYzlVag

Dan: Congratulations on this massive day. Satya, you’ve talked about this being the first big deal you’ve done as CEO. I’d love to get an understanding of how LinkedIn came onto your radar.

Satya: I’ve always had a great admiration for LinkedIn, and for what Reid and Jeff and the team here have built. I’m a user of LinkedIn; I’m a publisher on LInkedIn; and, as I’ve thought about it more, in terms of what is most needed in today’s world, I’m a deep believer of productivity tools and communication tools because that’s what empowers people to be able to great at their job. But think about taking that and connecting it to the professional network and really having that entirety of what is your professional life, be enhanced, be empowered where you’re acquiring new skills and being more successful in your own job and finding a greater, bigger next job, that vision, and I’ve been talking to Reid and Jeff for a while and the fact that it came together now is fantastic. Believe me, I’ve been thinking about this for a long time.

Jeff: When we started to get into significant discussions, Satya and I, during that first meeting, he said we have to ensure that there is alignment in two key areas. One is purpose and the other is structure. It was after the purpose discussion, and starting to riff and brainstorm a bit on all the things we could do together, where there was a lot of excitement. It’s not just about sitting back and reacting to this. Satya has said time and time again, “You guys have to help write the rules here. We’re going to do this differently; you guys are going to have your independence. We have this shared sense of alignment. So let’s dream big. Let’s think about what’s possible.” And that’s what is going to be first principle.

Additional Information and Where to Find It

In connection with the transaction described above, LinkedIn Corporation (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at LinkedIn’s website (http://investors.linkedin.com) or by writing to LinkedIn Corporation, Investor Relations, 2029 Stierlin Court, Mountain View, California 94043.

The Company and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 22, 2016. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.